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                                                                EXHIBIT 10.3


     EMPLOYMENT, NONCOMPETITION, DEVELOPMENT AND CONFIDENTIALITY AGREEMENT


         This employment, noncompetition, development and confidentiality agreement (the "Agreement") is entered effective as of April 10, 1997 and between POWERCERV CORPORATION, a Florida corporation (the "Company"), and ROY
E.  CRIPPEN, III ("Employee").

                                    RECITALS

         A. Company's business activities include software products of benefit to a significant market, both nationwide and in an expanding international arena. Among Company's business activities is the development and marketing of client/server accounting software intended to be used by businesses in a variety of situations. Due to the nature of Company's business and the market for its business, it is very vulnerable to competition assisted by parties that are or may have been employed by Company. In addition, in the course of its business, Company develops, acquires and uses valuable confidential information, trade secrets and other items. Due to the nature of Company's business and the market for its business, its efforts and success are significantly impacted by competition and innovation. Consequently, disclosure of confidential information, trade secrets and other items of Company could materially adversely affect it.

         B. Employee is a long-time key executive of Company, but is currently not subject to an employment agreement requiring him to continue to work for Company. Employee executed a noncompetition, nondisclosure and development agreement in favor of Company dated as of May 12, 1995 (the "Existing Agreement"). Company considers the continued employment of Employee pursuant to an employment agreement to be in the best interest of Company in order to assist in, and provide continuity for, the management of Company and its future.

         C. The parties hereto desire to enter into an agreement setting forth the terms and conditions of an employment relationship of between Employee and Company and to replace and supersede Existing Agreement, all pursuant to the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the employment by Company of Employee and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Employee, Company and Employee agree:

         1.      Definitions.

                 a. An "Affiliate" of a Person means any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person.

                 b.       "Board" means the board of directors of Company.

                 c. A "Change of Control" means each time one of the following events first occurs: (i) any Person and such Person's Affiliates and associates (other than Marc Fratello, Roy E. Crippen, III, Harold Ross, their estates, their wives, their parents, their lineal descendants, any Affiliates of such party or any trust created for the benefit of one or more of such parties during their lifetimes or any combination of the foregoing (such parties collectively, the "Management Investors") becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended) of thirty three percent (33%) or more of the total voting power of the Company's common stock and the Management Investors are not the "beneficial owners" of at least thirty three percent or more of the total voting of the Company's common stock; (ii) the effective date of any reorganization, merger, or consolidation, in each case, with respect to which the Management Investors do not, immediately thereafter, "beneficially own" at least thirty-three percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or any successor entity's)
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then outstanding securities at any Person, Persons, Affiliates and Associates;
or (iii) a liquidation or dissolution of Company or the sale of all or at least eighty percent of Company's assets.

                 d. "Compete" means engaging in or actively preparing to engage in the same or any similar business as Company or any of its Affiliates in any manner whatsoever, including, as a proprietor, partner, investor, shareholder, director, officer, employee, consultant, independent contractor or otherwise.

                 e. "Confidential Business Information" means all software, source code, object code, manuals, flow charts, algorithms, documents, lists, files, records, data, documentation of or relating to computer programs and other information, items and materials developed, used or acquired by Company or an Affiliate (including all information developed and acquired by Employee while in the employment of Company), as it may exist from time to time, including: (i) all information, items and other matters that now constitute or may in the future constitute "trade secrets" under Florida Statutes 688.002(4) or 812.081 as in effect on the date hereof or as defined under any other current or future applicable law; (ii) all technology, internal manuals, training materials, technical specifications, product information, contracts, correspondence and other and similar items of Company or its Affiliates; (iii) all "Copyrights" and "Inventions" (as such terms are defined herein) of Company or its Affiliates; (iv) all electronic data processing, word processing, and/or computer programs, runs and other electronic programs, products and records generated by Company or its Affiliates; (v) all information acquired by Company or its Affiliates relating to existing and reasonably anticipated business transactions and arrangements; (vi) all market analyses and/or demographic information or studies on the current and/or potential markets of interest to Company or its Affiliates; (vii) all documents describing procedures or methods employed by Company or its Affiliates in soliciting, procuring and handling business, including shipping and billing procedures; (viii) all personnel files of Company or its Affiliates; (ix) all general correspondence concerning Company or its Affiliates; (x) all documents concerning or referring to the financial aspects of Company or its Affiliates;
(xi) all business agreements and understandings between or among Company or its Affiliates and any other Person; (xii) all documents provided to Company or its Affiliates in confidence by third parties; (xiii) all legal documents and correspondence concerning Company or its Affiliates; (xiv) all opinions, decisions, rulings and audits of governmental agencies relating to Company or its Affiliates; (xv) all customer and client lists of Company or its Affiliates; (xvi) all files concerning customers and clients of Company or its Affiliates and the contents of such files; (xvii) all office production and experimental records and other data records of Company or its Affiliates; and (xviii) all other information reasonably deemed to be "Confidential" by Company from time to time.

                 f. "Conflicting Product" means any product, computer program, process or service of any Person other than Company or its Affiliates, now or in the future in existence or under development, that significantly resembles or that Competes with Company's or its Affiliates' products or products that Company or its Affiliates has plans to develop and/or market while Employee is employed by Company.

                 g. "Conflicting Organization" means any Person engaged in or considering being engaged in the research of or development, production, marketing or selling of a Conflicting Product or that Competes in any manner with Company or its Affiliates during Employee's employment by Company or its Affiliates or within a one (1) year period thereafter.

                 h. "Copyright" shall mean herein any and all worldwide vested or inchoate rights in and to any and all original works of authorship which relate to or describe any computational methods, documentation, apparatus, software, algorithms or computer programs, whether they are in machine-readable form, in English or any programming language. The meaning of such term shall not be limited to items that have fulfilled the requirement of any notice requirements under applicable law, but shall include all items in their published or unpublished form under the Copyright Statutes of the United States, The Universal Copyright Convention, The Berne Convention and/or any other convention or treaty to which the United States is a party.

                 i. "Customer" means any and all Persons to whom Company or any of its Affiliates has sold or shall sell or otherwise distribute any product or service, whether or not for compensation, whether prior to the


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employment of Employee, during Employee's employment or for a period of one (1)
year after the termination of Employee's employment with Company or its Affiliates.

                 j. "Good Reason" shall mean a material breach by Company of this Agreement, which breach is not remedied within thirty (30) days after Employee's delivery of written notice thereof to an executive officer of Company.

                 k. "Invention" shall mean herein any designs, computer programs (as defined in 17 U.S.C. 101), or configurations of any kind, discovered, conceived, developed, written or produced, or any modifications or any improvements to same, and shall not be limited to any definition of "invention" contained in any United States patent law or other applicable law.

                 l. "Just Cause" shall include the following: (1) a conviction of or a plea of guilty or nolo contendere by Employee to a felony or misdemeanor involving fraud, embezzlement, theft, or dishonesty or other criminal conduct against Company, (2) habitual neglect of Employee's duties or failure by Employee to perform or observe any substantial lawful obligation of such employment that is not remedied within thirty (30) days after written notice thereof from Company, or (3) any material breach by Employee of this Agreement.

                 m. "Person" means an individual, partnership, corporation, association, joint stock company, a trust, joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

         2.      Employment, termination.

                 a. Company hereby agrees to the continued employment of Employee in the capacity of Executive Vice President and Chief Technology Officer, and Employee hereby accepts such continued employment, all on the terms and conditions hereafter set forth.

                 b. Employee's employment by Company may be terminated as set forth below, but this Agreement and all of its terms and conditions, other than the requirements for Employee to perform duties under Section 3 hereof and Company to pay Employee a salary and any other benefits under Section 4 hereof, shall remain in full force and effect after said employment is terminated:

                          (i)     By Employee's death.





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                          (ii)    By Company if Employee is "Totally Disabled."
For the purposes of this Agreement, Employee will be Totally Disabled if he (1) has been declared legally incompetent by a final court decree (the date of such decree being deemed to be the date on which the disability occurred), (2) receives disability insurance benefits from any disability income insurance policy maintained by Company for a period of six (6) consecutive months, or (3) has been found to be disabled pursuant to a Disability Determination. A Disability Determination means a finding that Employee, because of a medically determinable disease, injury, or other mental or physical disability, is unable to perform substantially all of his regular duties to Company and that such disability is determined or reasonably expected to last at least three (3) months. The Disability Determination shall be based on the written opinion of the physician regularly attending Employee whose disability is in question. If Company disagrees with the opinion of this physician (the "First Physician"), it may engage at its own expense another physician (the "Second Physician") to examine Employee. If the First and Second Physicians agree in writing that Employee is or is not disabled, their written opinion shall, except as otherwise set forth in this subsection, be conclusive on the issue of disability. If the First and Second Physicians disagree on the disability of Employee, they shall choose a third consulting physician (whose expense shall be borne by Company), and the written opinion of a majority of these three physicians shall, except as otherwise provided in this subsection, be conclusive as to Employee's disability. The date of any written opinion conclusively finding Employee to be disabled is the date of which the disability will be deemed to have occurred. If there is a conclusive finding that Employee is not Totally Disabled, Company shall have the right to request additional Disability Determinations provided it agrees to pay all the expenses of the Disability Determinations and does not request an additional Disability Determination more frequently than once every three (3) months. In conjunction with a Disability Determination, Employee hereby consents to any required medical examination, and agrees to furnish any medical information requested by any examining physician and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians except the First Physician must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

                          (iii)   By mutual agreement of Employee and Company.

                          (iv)    By Company for Just Cause.

                          (v)     By Employee for Good Reason.

                          (vi)    By Employee upon the occurrence of any Change
of Control.

                          (vii)   By Company upon two months advance written
notice to Employee.

                          (viii)  By Employee or Company at the end of twelve
(12) months from the general effective date hereof.

                          (ix)    If this Agreement continues beyond the
initial twelve (12) month term hereof pursuant to the last sentence of this subparagraph, by Employee upon a one (1) month advance written notice to Company.

The effective date of any such termination shall be referred to herein as the "Termination Date." Notwithstanding the foregoing, if this Agreement is not terminated as provided herein on or before the expiration of such twelve month initial term, this Agreement will be automatically renewed for successive one year periods on the same terms and conditions set forth herein unless, at least 60 days prior to the expiration of the initial term or any subsequent one-year renewal term, either party has given written notice to the other of its intention not to renew this Agreement beyond the end of such term.

                 c. In the event of termination of this Agreement other than for death, Employee hereby agrees to resign from all positions held in Company, including, without limitations, any position as a director, officer, agent, trustee or consultant of Company or any Affiliate of Company. If Employee's employment is terminated (i) pursuant to





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subsections (b)(iii) or (b)(viii) above; (ii) by Company pursuant to it exercising its discretion under subsections (b)(ii) or (b)(vii) above; or (iii) by Employee pursuant to subsections (b)(v), (vi) or (ix) above, Employee shall be entitled to the following in lieu of any right Employee may otherwise have for compensation, benefits and similar items: (i) $300,000, payable in twenty-four (24) separate $12,500 payments made on or about the 15th and last day of each month until paid in full, commencing two (2) weeks after the Termination Date, (ii) continued participation in Company's health insurance plan at the Company's expense for twelve (12) months from the Termination Date, and (iii) receipt of that portion of any bonus payable to Employee pursuant to
Section 4 below that Employee has earned, but not been paid, as of such Termination Date, as provided in Section 4(b) below. Company's obligations under the preceding sentence are contingent upon Employee's continued fulfillment of his obligations hereunder that survive his termination of employment. If this Agreement is terminated for any other reason, Employee shall cease to have any right to any additional compensation or benefits hereunder, other than Employee's registration rights and indemnification rights provided in Sections 5 and 6 hereof.

         3. Duties. Employee shall perform all functions and duties consistent with his position as Executive Vice President and Chief Technology Officer in a professional manner as reasonably required by the Board. Employee agrees to comply with all reasonable policies and procedures of Company generally applicable to substantially all of its executives and the terms and
conditions of this Agreement.   Employee shall be principally based at
Company's corporate offices in Tampa, Florida and shall travel as reasonably required in connection with the performance of his duties hereunder. Employee shall not be required to primarily work out of any facility not located in the general Tampa, Florida area. During the term of this Agreement, except as approved by the Board from time to time, Employee shall devote substantially all of his working time and efforts to the business and affairs of Company. Employee shall, upon request of Company, perform services for any parent or subsidiary of Company without any compensation other than that provided for herein.

         4.      Compensation and benefits.        As his entire compensation
for all services rendered to Company during the term of this Agreement, Employee shall receive the compensation provided for in this Section, subject to withholding and other applicable employment taxes:

                 a.       Base Salary.     Company will pay Employee an annual
                          base salary (the "Base Salary") of $180,000.00. The Base Salary shall be retroactive to be effective as of January 1, 1997, notwithstanding the general effective date of this Agreement, and a payment shall be paid to Employee promptly after the execution of this Agreement to reflect such retroactive effectiveness. The rate of the Base Salary shall be subject to review on an annual basis, commencing January 1, 1998, and Employee will be eligible for salary increases at the discretion of the Board. Employee's Base Salary (including any approved increase in the amount thereof) shall not be subject to reduction without Employee's consent. The Base Salary shall be paid in 24 separate, equal payments or otherwise as is consistent with the normal salary payment cycle and procedure of Company generally applicable to its employees. If the term of this Agreement is renewed pursuant to section 2 hereof and the Base Salary is increased for any such renewal term, Employee and Company shall memorialize such change by a written instrument executed by each such party.

                 b.       Target Annual Bonus.     Employee will be eligible to
                          potentially earn an annual bonus of at least
                          $120,000.00 (the "Target Annual Bonus"). The Target Annual Bonus will be paid in one (1) lump sum, subject to Company and/or Employee, as applicable, achieving certain criteria as hereinafter set forth. References below to target revenues and target operating income relate to Company's projections approved by the Board no less frequently than annually in advance of the period for which the targets are being determined. The amount of the potential Target Annual Bonus will be subject to review on an annual basis, commencing January 1, 1998. Actual revenues and actual operating





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                          income shall be computed on a basis consistent with a
                          method by which target revenues and target operating income for the related year were computed.
                          Eligibility for payments of the Target Annual Bonus to Employee shall be for each calendar year during the term of this Agreement beginning with the calendar year commencing January 1, 1997 (notwithstanding that such date predates the general effective date of this Agreement) and shall be computed as follows:

                          (i) $42,000 will be earned upon Company achieving target revenues for each calendar year;

                          (ii) $42,000 will be earned upon Company achieving target operating income for each calendar year; and

                          (iii) up to $36,000 will be earned upon approval of the Board after its review of Employee's presentation of strategic business accomplishments of the Company for each calendar year.

                          If a target referenced in subclause (i) or (ii) above is not met in a particular calendar year, Employee shall not receive for such calendar year the part of the Target Annual Bonus tied to such target.
                          However, notwithstanding anything to the contrary in this subsection 4(b), if in any calendar year Company exceeds the target revenues or target operating income for such year, Employee shall be paid an additional bonus computed as follows: for each 1% that actual revenues for the calendar year exceed the target revenues for such calendar year, and for each 1% that the actual operating income for such calendar year exceeds the targeted operating income for such year, Employee shall be paid an additional $630.00. For example, if Company's target revenues for a calendar year were $40,000,000 and actual revenues for such year computed as provided for herein were $50,000,000, then, as actual revenues would have exceeded projected revenues by 25%, Employee would be entitled to an additional Target Annual Bonus related to target revenues in the amount of $15,750.00 (i.e., 25 x $630.00). The presentation by Employee of Company's strategic business accomplishments for a calendar year shall be promptly evaluated by the Board and the potential related bonus shall be determined by the Board in its reasonable discretion. Employee shall be eligible to earn all or a portion of such potential bonus as so determined by the Board. All amounts payable pursuant to this subsection 4(b) shall be paid to Employee promptly after the amount payable is determined.

                          If the Termination Date occurs prior to the end of a first calendar quarter during the term of this Agreement, Employee shall not be entitled to any Target Annual Bonus for such year. If such a Termination Date occurs after the end of a first calendar quarter during the term of this Agreement, Employee shall be entitled to a portion of the Target Annual Bonus, determined as follows:

                          (y) Actual revenues and actual operating income for the calendar quarters for such year that have already ended prior to the Termination Date shall be computed and compared to the Company's targets for such periods referenced above in this subparagraph. If such actual revenues equal the Company's targets, Employee shall be entitled to the Target Annual Bonus on the basis of $10,500.00 for each such calendar quarter that has been completed for such year. If such actual operating income equals the Company's targets, Employee shall be entitled to the Target Annual Bonus on the basis of $10,500.00 for each such calendar quarter that has been completed for such year. Similarly, Employee shall be entitled to a pro rata portion of the potential additional bonus referenced above in this





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                                  paragraph to the extent actual revenues or
                                  operating income exceed target revenues and target operating income for such quarters; provided, however, that Employee shall only be entitled to $157.50 for each one percent that such actual items exceed target items for each such completed quarter.

                          (z) Employee shall be entitled to the bonus referenced in subclause (iii) above to the extent approved by the Board after its review of a presentation by Employee of the strategic business accomplishments of the Company for such year through the Termination date.

                          If Employee was otherwise entitled to receive an Annual Bonus for the calendar year prior to the calendar year in which the Termination Date occurs, and such earned Annual Bonus has not been paid to Employee by the Termination Date, each earned Annual Bonus shall promptly be paid to Employee in the ordinary course of business.

                 c.       Automobile allowance.    Company will pay Employee
                          each month a $1,000.00 monthly allowance for an automobile owned or leased by Employee for use in connection with the performance of Employee's duties under his Agreement. Employee shall not have to account to Company how such allowance is spent. Payment of such allowance for a month shall be made in installments on the dates in such month on which the installments of Employee's Base Salary are made. Employee shall be responsible for all maintenance, insurance, gasoline and other similar costs associated with any automobile owned or leased by Employee that is used in connection with his performance of his duties under this Agreement.

                 d.       Working facilities.      Company shall provide
                          Employee in the general Tampa, Florida area, or as another facility of Company chosen from time to time by Employee, with office space, equipment, facilities, staffing and services which are suitable to the position of Executive Vice President and Chief Technology Officer and adequate for the performance of Employee's duties hereunder.

                 e.       Expenses.        Company shall reimburse Employee for
                          all reasonable travel and other business expenses incurred by him in furtherance of Company's business in accordance with Company's standard written policies and procedures.

                 f.       Vacation and holidays.   Employee shall be entitled
                          to such vacation with pay and holidays with pay during each fiscal year of Company as shall be approved by Company. The amount of vacation and holidays provided to Employee shall be no less than the amount given the senior executive employees of Company.

                 g.       Health, welfare and insurance plans.      Subject to
                          eligibility requirements, Employee will be entitled to participate in any plans, insurance policies or contracts generally maintained by Company relating to insurance, retirement, health, disability and other related benefits. Employee's rights with respect to any such benefits shall be subject to the provisions of the relevant plans, policies or contracts providing such benefits. Nothing contained herein shall be deemed to impose any obligation on Company to adopt or maintain any such plan, policy or contract. As of the date of this Agreement, Company does not provide certain types or levels of health, welfare and insurance plans or benefit coverage to its executive employees, and, there is no present intention by Company to change its existing benefit policies. However, if Company changes its policies relative to benefits, the health, welfare and insurance plan and benefit coverage made available to Employee will be no less than provided for the senior executive employees of Company.




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         5.      Registration Rights.  Employee shall have the rights and
obligations set forth in addendum A hereto with respect to the registration of shares of common stock of Company for sale and the other matters addressed therein.

         6. Indemnification. Employee shall be, and hereby is, indemnified by Company, to the fullest extent permitted by applicable law, for all costs, claims, expenses (including reasonable attorney's fees and other litigation costs), damages and losses incurred by Employee by reason of being employed, or serving in any capacity, as an employee or officer of Company or any Affiliate thereof.

         7. Covenants against competition. Employee acknowledges that the services Employee is to render are of a special and unusual character with unique value to Company, the loss of which cannot be adequately compensated by damages in action or in law. In view of the unique value to Company of the services of Employee, because of the confidentiality of the information to be obtained by or disclosed to Employee during Employee's employment by Company and for other various reasons, as a material inducement to Company to enter into this Agreement and to employ and pay Employee the compensation set forth herein, Employee covenants and agrees that during Employee's employment and for a period of one (1) year after Employee ceases to be employed by Company or its Affiliates for any reason, other than the termination of this Agreement by Employee for Good Reason, Employee shall not: (i) Compete with Company or any Affiliate; (ii) solicit Company's Customers or the Customers of an Affiliate of Company; (iii) directly or indirectly solicit for employment any employees of Company or its Affiliates; and (iv) directly or indirectly work for or assist any Conflicting Organization or any party or organization developing or marketing any Conflicting Product; provided, however, if Employee's employment is terminated by Employee pursuant to subsections 2(v), 2(vi) or 2(vii) herein, the foregoing restrictions shall not prohibit Employee from supplying employee services to or otherwise dealing with or having an arrangement with a third party if Employee does not use any Confidential Information in connection therewith.

         8. Certain representations, agreements, etc. Employee represents and warrants to Company that he is not a party to any other agreement (or subject to any fiduciary obligation) which will materially interfere with Employee's full compliance with this Agreement and that he has not entered into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement. Employee acknowledges and agrees that Company is entering into this Agreement based upon its understanding that Employee will be fully capable, without restriction, of performing his obligations under this Agreement for Company, and that Company is relying upon the representations set forth herein in connection with its entering into this Agreement with Employee. Employee acknowledges and agrees that the Confidential Business Information is confidential and a valuable, special and unique asset of Company's business that gives Company advantage over its actual and potential, current and future competitors, and Employee further admits, represents and agrees that: (a) Company has implemented reasonable practices and measures to preserve and to protect the confidentiality of all Confidential Business Information; (b) notwithstanding the measures taken to protect the confidentiality of all Confidential Business Information, due to the tasks Employee shall perform, the pervasiveness of Confidential Business Information within Company and other factors, Employee has or shall have access to, become exposed to and learn Confidential Business Information; (c) Employee has been instructed about, and knows and understands the value and importance to Company of, Confidential Business Information; (d) Employee owes Company and its Affiliates a fiduciary duty to preserve and protect all Confidential Business Information from all unauthorized disclosure or unauthorized use; (e) Confidential Business Information constitutes "trade secrets" under Sections 688.002(4) and 812.081, Florida Statutes; (f) unauthorized disclosure or unauthorized use of such Confidential Business Information would irreparably injure Company or its Affiliates; (g) Sections 812.081 and 815.04, Florida Statutes, specifically prohibits, or makes a criminal offense, unauthorized use or disclosure of Confidential Business Information by Employee and/or by any person acting in concert with Employee; (h) Employee shall not disclose to Company or its Affiliates or induce Company to use any Inventions, Copyrights or confidential information or trade secrets belonging to any third party; and (i) Employee has no continuing obligation with respect to any confidentiality of or assignment of any Inventions, Copyrights, confidential information or trade secrets belonging to any previous employer or other Person.





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         9.      Proprietary interest; prohibited acts.  Employee understands and agrees that all Confidential Business Information is and shall remain, at all times, the sole property of Company and its Affiliates; that Employee obtains no proprietary interest in any Confidential Business Information developed or acquired in the course of Employee's employment with Company or its Affiliates; and that it shall be no defense to an action brought to enforce this Agreement that Employee developed or acquired, in whole or in part, the Confidential Business Information disclosed or used without authorization. Employee understands and agrees that all Confidential Business Information is to be preserved and protected, is not to be disclosed or made available, directly or indirectly, to any third Persons, whether by private communication or by public address or publication, without prior written authorization of an executive officer of Company, and is not to be used, directly or indirectly, for any purpose unrelated to the business objectives of Company or its Affiliates without prior written authorization of another executive officer of Company.

         10. Assignment of interest and assistance. Employee does hereby assign, and agrees in the future to assign, to Company, without any separate remuneration or compensation other than the salary received or compensation paid to Employee from time to time in the course of Employee's employment by Company or its Affiliates, all of Employee's right, title and interest in and to all Confidential Business Information conceived of or made by Employee, together with all United States and foreign patent, copyright and other legal protection in and with respect to any and all such Confidential Business Information, whether copyrightable, patentable or otherwise protectable or not. Employee acknowledges that any works of authorship that are made by Employee (solely or jointly with others) during the term of this Agreement that are protectable by copyright are "works made for hire," as that term is defined in 17 U.S.C. 101. At Company's reasonable request, during or after Employee's employment with Company or its Affiliates, Employee shall assist Company in preparing all patent, copyright and other requested applications for Confidential Business Information and execute said applications and all other documents required to obtain patents, copyrights and/or other protections for such Confidential Business Information and/or vest title thereto in Company, at Company's expense, but for no additional consideration to Employee. During or after Employee's employment with Company or its Affiliates, upon reasonable request by Company, Employee agrees to execute and deliver all appropriate patent, copyright and other applications or filings and documents necessary or desirable for securing all United States and foreign copyright, patent and other protections on all Confidential Business Information, and to do, execute and deliver any and all acts and instruments that may be necessary or desirable to vest all such Confidential Business Information in Company or its written designee, and to enable Company or its such written designee to obtain all such letters of patent and other protections. Company shall be responsible for all third-party costs reasonably required to be incurred in connection with the foregoing. Employee agrees to render to Company or its written designee all such assistance as may be required in the prosecution of all such patent, copyright and other applications and applications for the re-issue of any such items and in the prosecution or defense of all interferences that may be declared involving any of said items. Employee further agrees to not contest the validity of any patent, copyright or other application, United States or foreign, that is issued to, or requested to be issued to, Company or its written designee, in which Employee made any contribution, or in which Employee participated in any way, and not to assist any other party in any way in contesting the validity of any such items.

         11. Actions upon termination of employment. Upon Employee's termination of employment with Company, for any reason, Employee shall return to Company all originals and copies of all documents, data and information containing Confidential Business Information and all other confidential proprietary work in Employee's possession or control or generated within the scope of Employee's employment, which shall include any and all devices, records, sketches, data, notes, memoranda, reports, proposals, lists, software programs, equipment and other items (in whatever medium recorded or retained). Employee shall not deliver, reproduce or in any way allow any such items to be delivered to or used by any third parties without prior written consent by a duly authorized representative of Company. During or after the termination of employment, Employee shall not publish, release or otherwise make available to any third parties any information describing any Confidential Business Information without the prior written approval by a duly authorized representative of Company. Company can notify any new employer of Employee of Employee's rights and obligations under this Agreement. Employee understands and agrees that Employee's obligations under this Agreement (other than to continue to provide employee services to Company), including the obligations to preserve and protect and not to disclose (or make available to any Person) or use for purposes unrelated to the business objectives of Company or its Affiliates, without prior written authorization of an executive officer of Company, Confidential Business Information, continue indefinitely and do not, under any circumstances or for any reason (specifically including wrongful discharge), cease upon termination of employment; and that, in the event of termination of Employee's employment for any reason (specifically including wrongful discharge), such Confidential Business Information shall remain the sole property of Company and its Affiliates and shall be left in its entirety in the undisputed possession and control of Company and its Affiliates after such termination.

         12. Protected whether information of Company or Affiliate. Employee recognizes, acknowledges and agrees that this Agreement is specifically and expressly intended to protect, and does specifically and expressly protect, all Confidential Business Information of Company, whether in the possession, custody or control of Company or any Affiliate of Company.

         13. Remedies. If an action should have to be brought by Company or its Affiliates against Employee to enforce the provisions of this Agreement, Employee recognizes, acknowledges and agrees that Company and its Affiliates shall be entitled to all of the civil remedies provided by applicable Florida Statutes. Nothing in this Agreement shall be construed as prohibiting Company or its Affiliates from pursuing any other legal or equitable remedies available to it for breach or threatened breach of the provisions of this Agreement. In the event litigation arises in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover all reasonable attorneys' fees, costs and expenses incurred in such litigation.

         14. Arbitration; Consent to jurisdiction and venue. All controversies, claims, disputes, and matters in question arising out of, or related to, this Agreement or the breach of this Agreement, or the relations between the signatories to this Agreement, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitration shall take place exclusively in Tampa, Florida, and shall be governed by the substantive law of the state of Florida. Any award rendered by the arbitrator shall be final, and final judgment may be entered upon the parties in accordance with applicable law in any court having jurisdiction thereof, including a federal district court, pursuant to the Federal Arbitration Act. The arbitrator may grant Company injunctive relief, including mandatory injunctive relief, to protect the rights of Company, but the arbitrator shall not be limited to such relief. This arbitration provision shall not preclude Company from seeking temporary or preliminary injunctive relief in a court of law to protect its rights, nor shall the filing of such an action constitute any waiver by Company of its right to arbitrate. In connection with the arbitration of any dispute between the signatories to this Agreement, each signatory may utilize all methods of discovery authorized by the Federal and Florida Rules of Civil Procedure. Employee hereby consents to personal jurisdiction and venue, for any action brought by Company or its Affiliates arising out of a breach or threatened breach of this Agreement, in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida; Employee agrees that any action arising under this Agreement or out of the relationship established by this Agreement shall be brought only and exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

         15. Acknowledgment. Employee hereby acknowledges that Employee has been provided with a copy of this Agreement for review prior to signing it, that Employee has been given the opportunity to have the Agreement reviewed by Employee's own attorney prior to signing it, that Employee understands the purposes and effects of the Agreement, and that Employee has been given a signed copy of the Agreement for Employee's own records. Employee agrees that the restrictions set forth in this Agreement, including, but not limited to, the time period of restriction and areas of restriction, are fair and reasonable and are reasonably required for the protection of the interest of Company and its Affiliates.

         16.     Miscellaneous.

                 a. Entire agreement. This Agreement constitutes the entire agreement between Company and Employee pertaining to the subject matters hereof, and it supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the signatories in connection with the subject matters hereof, including, not limited to, the Existing Agreement, which is hereby terminated and no longer binding and enforceable against any party thereto. Except as otherwise provided, no covenant, representation or condition not expressed in either this Agreement or an amendment hereto made and executed in accordance with the provisions of subsection (b) of this section shall be binding upon the signatories hereto or shall affect or be effective to interpret, change, restrict or terminate the provisions of this Agreement.

                 b. Amendments. No change, modification or termination of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

                 c. Waiver of breach. The waiver by Company of a breach or threatened breach of any provision of this Agreement by Employee shall not be construed as a waiver of any subsequent breach of Employee.

                 d. Governing law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Florida without giving effect to any choice or conflict of law provision or rule (whether of the state of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Florida.

                 e. Separability. If any section, subsection or provision of this Agreement, or the application of such section, subsection or provision, is held invalid, the remainder of the Agreement and the application of such section, subsection or provision to Persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby. If any of the provisions of this Agreement relating to the time period and/or areas of activity restricted and/or related aspects hereof shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of activity restricted and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable in such jurisdiction to the fullest extent deemed reasonable by such court. Such court's determination shall not affect the validity and enforceability of this Agreement in any other jurisdiction.

                 f. Headings and captions. The titles or captions of sections and subsections contained in this Agreement are provided for convenience of reference only, and they shall not be considered a part of this Agreement; such titles or captions are not intended to define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc. in any manner or way whatsoever.

                 g. Gender and number. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter, to the singular or plural, as the identity of the person or entity or persons or entities may require.

                 h. Continuance of agreement. The rights, responsibilities and duties of Company and Employee, and the covenants and agreements contained in this Agreement, shall survive the execution of this Agreement, shall continue to bind the parties to this Agreement, shall continue in full force and effect until each and every obligation of the parties pursuant to this Agreement shall have been performed, and shall be binding upon and inure to the benefit of the successors and assigns of the parties. Notwithstanding the foregoing, Employee shall not assign Employee's duties, rights or obligations under this Agreement to any party without the prior written consent of Company. This Agreement shall not confer any rights or remedies upon any Person other than Company and its Affiliates, and their successors and assigns, and Employee.

                 i. Construction. Company and Employee have participated jointly in the negotiation and/or drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Company and Employee, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement. The words "include" and "included" shall mean include, without limitation, and including, without limitation, respectively.


         IN WITNESS WHEREOF, Company and Employee have executed and delivered this Agreement to be effective as of the day and year provided above, except as specifically provided in Section 4(a) hereof.

WITNESSES:                                    COMPANY:

                                              POWERCERV CORPORATION

/s/ Karen L. Jaderborg                        By: /s/ Stephen M. Wagman
-----------------------------------              -----------------------------
Print Name: Karen L. Jaderborg                Print Name: Stephen M. Wagman
           ------------------------                      ---------------------
                                              Title: Chief Counsel
                                                    --------------------------
/s/ Harold R. Ross
-----------------------------------
Print Name: Harold R. Ross
           ------------------------





                                              EMPLOYEE:

/s/ Karen L. Jaderborg                        /s/ Roy E. Crippen, III
-----------------------------------           --------------------------------
Print Name: Karen L. Jaderborg                Roy E. Crippen, III
           ------------------------


/s/ Harold R. Ross
-----------------------------------
Print Name: Harold R. Ross
           ------------------------

STATE OF FLORIDA)
COUNTY OF HILLSBOROUGH)

         The foregoing instrument was acknowledged before me this 17th day of April, 1997 by Stephen M. Wagman as Chief Counsel of POWERCERV CORPORATION, a Florida corporation, on behalf of the corporation. Such person is personally known to me or has presented N/A as identification.

                                            /s/ Elena Crosby
                                            ----------------------------------
                                            Notary Public
                                            Print Name: Elena Crosby
                                                       -----------------------
         (SEAL)
My Commission Expires: March 31, 2000
Commission No.: CC543881





STATE OF FLORIDA)
COUNTY OF HILLSBOROUGH)


         The foregoing instrument was acknowledged before me this 17th day of April, 1997 by Roy E. Crippen, III. Such person is personally known to me or has presented N/A as identification.

                                            /s/ Elena Crosby
                                            ----------------------------------
                                            Notary Public
                                            Print Name: Elena Crosby
                                                       -----------------------
         (SEAL)
My Commission Expires: March 31, 2000
Commission No.: CC543881

                                  ADDENDUM A




                        REGISTRATION RIGHTS PROVISIONS



         SECTION 1. DEFINITIONS. As used in this Addendum A, the following terms have the meanings specified below and include the plural as well as the singular:

         "ABS" means ABS Capital Partners, L.P.

         "ABS Registrable Shares" means (i) all Common Stock issued directly or indirectly in respect of any Convertible Shares issued to ABS or its successors or assigns, (ii) all Common Stock issued with respect to any securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise, and (iii) all other Common Stock held from time to time by any holder of Common Stock described in clause (i) or
(ii) above.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, that, for purposes of Section 5, any "Person" or "group" (each as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 10% of the capital stock having ordinary voting power in the election of directors of such Person (if a corporation) or more than lot of the partnership or other ownership interests of such Person (if other than a corporation) shall be deemed to control such Person.

         "Board" means the board of directors of Company.

         A "Class" of Registrable Shares means any of the Senior Registrable Shares and the Parity Registrable Shares. Registrable Shares that are part of any Class (the "Transferred Class") that are transferred to or otherwise become held by any holder of Registrable Shares of any other Class (the "Other Class") shall cease to be Registrable Shares of the Transferred Class and thereafter be Registrable Shares of the Other Class (unless and until they are subsequently transferred to or otherwise become held by any holder of Registrable Shares of another Class or cease to be Registrable Shares).

         "Common Stock" means Company's common stock, par value $.001 per share, and all securities of any issuer issued, in exchange for, or as a dividend or other distribution on, outstanding shares of the Common Stock.

         "Company" means PowerCerv Corporation, a Florida corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Executive" means Roy E. Crippen, III, a current executive employee of Company.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Holder" means any holder of Registrable Shares.

         "Management Investors" means Harold Ross, Marc Fratello and Roy E. Crippen, III.

         "Management Registrable Shares" means all Common Stock held from time to time by any Management Investor and their respective successors and assigns.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Other Senior Registrable Shares" means (i) all Common Stock and all Common Stock issuable with respect to any Rights designated from time to time by Company as "Other Senior Registrable Shares," (ii) all Common Stock issued upon conversion of any Common Stock referred to in clause (i) above, (iii) all Common Stock issued with respect to any securities referred to in clause (i) or
(ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise, and (iv) all other Common Stock held from time to time by any holder of Common Stock described in clause (i), (ii) or (iii) above.

         "Parity Holder" means each of the Management Investors (inclining Executive) and any other party designated from time to time by Company as a "Parity Holder" who shall have registration rights with respect to Parity Registrable Shares having priority on Piggy Back Registration generally on parity in all material respects pursuant to paragraph 2(e) hereof.

         "Parity Registrable Shares" means all Common Stock held from time to time by a Parity Holder that is designated from time to time by Company as "Parity Registrable Shares;" provided, however, that the shares issuable to a Management Investor shall be deemed to be Parity Registrable Shares only so as long as such stock is held by each such respective party or any Affiliate or family member of such party.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Registrable Shares" means the Senior Registrable Shares and the Registrable Shares. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares (and shall cease to be Parity Registrable Shares, ABS Registrable Shares, Summit Investors Registrable Shares, Summit Ventures Registrable Shares, Management Registrable Shares, and the Other Senior Registrable Shares, as the case may be) when they have been distributed to the public pursuant to an offering registered under the Securities Act, sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by Company. For purposes of this Addendum, a Person shall be deemed to be a Holder of Registrable Shares, and the Registrable Shares shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Shares upon conversion or exercise of other securities, disregarding any restrictions or limitations upon such conversion or exercise, whether or not such acquisition has actually been effected (it being understood that Company shall not be required to include in any registration hereunder any securities other than Common Stock ).

         "Registration Expenses" means all expenses incident to Company's performance of or compliance with this Addendum A, including, without limitation, all SEC and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by Company are then listed, fees and disbursements of counsel for Company and all independent certified public accountants (including the expenses of any annual audit, special audit, if necessary, and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the fees and expenses of any special experts retained by Company in connection with such registration, and fees and expenses of other persons retained by Company; provided that Company shall not be responsible for any underwriting discounts or commissions, fees and expenses of counsel to Executive, or transfer taxes, if any, attributable to the sale of Executive's Parity Registrable Shares.

         "Rights" shall mean, with respect to any Person, any subscription, option, warrant, right, convertible security or other agreement, instrument or commitment of any character obligating (contingently or absolutely) such Person to issue or sell any capital stock or other securities.

         "SEC" means the Securities and Exchange Commission or any successor thereof.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Selling Holder" means a Holder of the Registrable Shares intended consistent with the terms hereof to covered by a registration statement.

         "Senior Registrable Shares" means the ABS Registrable Shares, the Summit Investors Registrable Shares, the Summit Ventures Registrable Shares and the Other Senior Registrable Shares.

         "Summit Investors" means Summit Investors II, L.P.

         "Summit Investors Registrable Shares" means (i) all Common Stock issued directly or indirectly in respect of any Convertible Shares issued to Summit Investors or its successors or assigns, (ii) all Common Stock issued with respect to any securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise, and (iii) all other Common Stock held from time to time by any holder of Common Stock or any described in clause (i) or (ii) above.

         "Summit Ventures" means Summit Ventures III, L.P.

         "Summit Ventures Registrable Shares" means (i) all Common Stock issued directly or indirectly in respect of any Convertible Shares issued to Summit Ventures or its successors or assigns, (ii) all Common Stock issued with respect to any securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise, and (iii) all other Common Stock held from time to time by any holder of Common Stock described in clause (i) or (ii) above.

         SECTION 2.  PIGGYBACK REGISTRATION RIGHTS.

         (a) Right to Company Piggyback. If Executive owns Parity Registrable Shares then representing in excess of two percent (2%) of the outstanding shares of Common Stock of Company and Company proposes to file a registration statement under the Securities Act with respect to its Common Stock (a "Registration Statement"), other than a registration statement on Form S-8, Form S-4 or any successor forms, and pursuant to which Common Stock is proposed to be sold (a "Proposed Registration"), and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), then Company shall give written notice to Executive no less than twenty (20) days before the initial filing date with the SEC. Such notice shall: (i) subject to the provisions of this Section 2, offer Executive the opportunity to include in such filing such number of Executive's Parity Registrable Shares as Executive may request; and (ii) specify the kind and number of securities proposed to be registered and the proposed distribution arrangements.

         (b) Requests to Piggyback. If Executive holds Parity Registrable Shares and desires to have any such Parity Registrable Shares registered under this Section 2, it shall advise Company in writing (a "Piggyback Registration Request") within ten (10) days after the date Company sends the notice pursuant to subsection 2(a) hereof (the "Piggyback Notice"). Such notice shall set forth the amount of Executive's Parity Registrable Shares that Executive desires to have registered. Executive shall be permitted to withdraw all or any part of its Registrable Shares from a Piggyback Registration at any time prior to the effective date of the related registration statement upon giving five (5) days prior written notice of such withdrawal to Company.

         (c) Distribution Methods. Subject to subsection 2(d) below, if Executive delivers a Piggyback Registration Request in accordance with subsection 2(b) hereof, it may select any method or methods of distribution of the Executive's Parity Registrable Shares that it has requested to be included in the Piggyback Registration.

         (d) Change in Distribution Method. If the Proposed Registration is for (or includes) an underwritten public offering of securities and Executive has selected any other method of distribution for any of Executive's Parity Registrable Shares that it has requested be included in the Piggyback Registration and if the managing underwriter of such offering (the "Managing Underwriter") advises Company in writing that, in its opinion, the distribution of such Executive's Parity Registrable Shares by such method shall materially adversely affect the success of such offering of securities, then Executive shall not be entitled to include in such Piggyback Registration such number of such Registrable Shares that the Managing Underwriter determines shall materially adversely affect the success of such offering (the "Non-Participating Shares"), unless Executive elects, by written notice to Company within five (5) days after receipt of such written advice, to include, subject to subsection 2(e) hereof, in such underwritten public offering either all the Executive's Parity Registrable Shares requested to be registered by it or the Non-Participating Shares. If the Proposed Registration is not (and does not include) an underwritten public offering and such Proposed Registration includes securities to be sold for the account of Company or the Holder of any Senior Registrable Shares, and if Executive has selected any method of distribution of any of the Executive's Parity Registrable Shares that is materially different from the method selected by Company or the Holder of any Senior Registrable Shares for the distribution of such securities to be sold for its account, and if the Board shall reasonably determine (and shall notify Executive in writing of such determination) that the distribution of such Parity Registrable Shares by such method shall materially adversely affect the success of such sale of all such securities, then Executive may select, by written notice to Company within five (5) days, any other method of distribution that in the reasonable judgment of the Board shall not have such effect.

         (e) Priority on Piggyback Registrations. If the Proposed Registration is for (or includes) an underwritten offering, Company shall permit Executive to include all of his Parity Registrable Shares in such offering on the same terms and conditions as any similar securities included therein. If, in the case of a Proposed Registration that is for (or that includes) an underwritten offering, the Managing Underwriter advises Executive in writing that in its opinion, or, in the case of a Proposed Registration that is not for (and does not include) an underwritten offering of securities to be distributed for the account of Company or the Holder of any Senior Registrable Shares, the Board shall reasonably determine (and notify Executive in writing of such determination) that the amount or kind of securities proposed to be included in such offering (including, but not limited to, Registrable Shares to be included in accordance with subsections 2(c) and 2(d) above) shall materially adversely affect the success of the offering of all securities proposed to be distributed for the account of Company or the Holder of any Senior Registrable Shares, then Company shall include in such offering the amount of securities, if any, that, in the opinion of the Managing Underwriter or the reasonable judgment of the Board (as the case may be) can be sold as follows:

                  (1) first, the securities Company propose(s) to sell for its own account and any Senior Registrable Shares allocated amongst such parties as Company determines;

                  (2) second, the Parity Registrable Shares requested to be included in such offering by Executive or Parity Holders who have delivered Piggyback Registration Requests; and

                  (3) third, the securities held by Persons other than the Holders of Senior Registrable Shares and Parity Holders requested to be included in such offering.

To the extent that Company has been advised or has determined (as the case may be) that the number of the Executive's Parity Registrable Shares and other securities requested to be included in such offering exceeds the number that can be sold in such offering without having a materially adverse effect on the success of such offering, Company shall include in such registration, prior to the inclusion of any securities that are not Registrable Shares, the number of Registrable Shares requested to be included that, in the opinion of the Managing Underwriter or the reasonable judgement of the Board (as the case may be), can be sold in such offering without having such a materially adverse effect (the "Available Shares"), allocated first among Company and Holders of Senior Registrable Shares (as Company may determine), second among the Holders of Parity Registrable Shares who have delivered Piggy Back Registration Requests pro rata amongst such Holders on the basis of the number of securities requested to be included in such offering by such Holders. If after giving effect to clause (1) and (2) above, there are additional Available Shares, then such Available Shares shall be allocated pro rata among the Persons requesting securities to be registered in such offering pursuant to clause (3) above on the basis of the number of securities requested to be included in such offering by such Persons (or as otherwise determined by Company).

         (f) Selection of Underwriters. If any Piggyback Registration is for an underwritten offering, Company shall engage, on terms and conditions customary for such purposes, an investment banking firm to serve as Managing Underwriter for such offering.

         (g) Abandonment. Company shall have the right, upon prompt written notice to Executive delivering a Piggyback Registration Request, to abandon a Piggyback Registration.


         SECTION 3. EXPENSES. Company shall pay all Registration Expenses in connection with each registration pursuant to Section 2 hereof, whether or not such registration becomes effective under the Securities Act; provided, however, that Executive shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of Executive's Parity Registrable Shares pursuant to any such registration; provided, further, that Executive shall pay its pro rata share of the incremental registration filing fees attributable to the inclusion of his Parity Registrable Shares in any such registration pursuant to Section 2 hereof and shall pay all fees and disbursements of its counsel incurred in connection therewith.

         SECTION 4.  REGISTRATION PROCEDURES.

         (a) With respect to any Piggyback Registration, Company, subject to subsections 2(e) above, respectively, shall use reasonable efforts to effect the registration of all Executive's Parity Registrable Shares that Executive has requested to be included therein in accordance, subject to subsections 2(d), with the intended method(s) of distribution thereof reasonably promptly, and in connection with any such request, Company shall do the following:

                  (1) prepare and file with the SEC a registration statement on any form for which Company then qualifies and that is available for the registration of the Registrable Shares requested to be registered in accordance with the intended method(s) of distribution thereof, include (subject to subsections 2(d) and 2(e) above) in the registration on such form all Registrable Shares requested to be included, and use reasonable efforts to cause such registration statement to become effective;

                  (2) prepare and file with the SEC such amendments and post-effective amendments and supplements to the registration statement or any prospectus as may be necessary to keep the registration statement effective for a period that shall terminate on the earlier of forty-five (45) days after the registration statement is officially declared effective by the SEC or when all Executive's Parity Registrable Shares covered by such registration statement have been disposed of; and comply with all applicable rules and regulations of the SEC and with the provisions of the Securities Act applicable to Company with respect to the disposition of all Executive's Parity Registrable Shares covered by such registration statement during such period in accordance with the intended methods of disposition by Executive set forth in such registration statement (as it may be amended) or any supplement to any such prospectus;

                  (3) notify Executive, at any time when a prospectus relating to Executive's Parity Registrable Shares covered by the registration statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the preliminary prospectus or prospectus included in such registration statement or any prospectus supplement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and Company shall, as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish to Executive a supplement or amendment to such preliminary prospectus, prospectus or prospectus supplement so that, as thereafter delivered to the prospective purchasers of Executive' Parity Registrable Shares being distributed by Executive, such preliminary prospectus, prospectus or prospectus supplement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (4) if requested by Executive, Company shall cooperate and shall promptly incorporate in a prospectus supplement or post-effective amendment to the registration statement at Executive's cost and expense such information concerning Executive and its intended method of distribution as it reasonably requests to be included therein (and which is not inappropriate, in the reasonable judgment of Company, after consultation with its outside legal counsel), including, without limitation, with respect to any change in the intended method of distribution, the amount or kind of Parity Registrable Shares being offered by Executive, the offering price for such Parity Registrable Shares or any other terms of the offering or distribution of the Registrable Shares and make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (5) on or prior to the date on which the registration statement is declared effective, use reasonable efforts to register or qualify, and cooperate with Executive and its counsel, in connection with the registration or qualification of the Executive's Parity Registrable Shares covered by the registration statement for offer and sale under the securities or "blue sky" laws of each state and other U.S. jurisdiction as Executive reasonably (in light of the intended plan of distribution) requests in writing, use reasonable efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period the registration statement is required to be kept effective and do other acts or things reasonably necessary or advisable to permit the disposition in all such jurisdictions of the Executive's Parity Registrable Shares; however, Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify, (ii) take any action that would subject it to general service of process in any jurisdiction where it would not otherwise be subject to such general service of process or (iii) subject itself to general taxation in any jurisdiction where it would not otherwise be subject;

                  (6) cooperate with Executive, its legal counsel and any other interested party (including any interested broker-dealer) in making any filings or submissions required to be made, and the furnishing of appropriate information in connection therewith, with the NASD;

                  (7) use reasonable efforts to cause all Executive's Parity Registrable Shares included in such registration statement to be listed, by the date of the first sale of Registrable Shares pursuant to such registration statement, on each securities exchange or interdealer quotation system on which similar securities issued by Company then are listed or proposed to be listed, if any;

                  (8) take other steps reasonably necessary to effect the registration and qualification of the Executive's Parity Registrable Shares included in such Piggyback Registration and to facilitate the disposition thereof in accordance with the respective plans of distribution of Executive permitted hereunder.

         (b) Each Selling Holder, upon receipt of any notice from Company of the occurrence of any event of the kind described in clause 3 of subsection 4(a) above, shall forthwith discontinue disposition of the Executive's Parity Registrable Shares pursuant to the registration statement covering such Executive's Parity Registrable Shares until Executive's receipt of the copies of the supplemented or amended preliminary prospectus or prospectus contemplated by such subsection and, if so directed by Company, Executive shall deliver to Company (at the expense of Company) all copies, other than permanent file copies then in Executive's possession, of the most recent preliminary prospectus or prospectus covering such Executive's Parity Registrable Shares at the time of receipt of such notice. Executive, upon receipt of any notice from Company of the issuance of any stop order or blue sky order shall forthwith, in the case of any stop order, discontinue disposition of Executive's Parity Registrable Shares pursuant to the registration statement covering such Executive's Parity Registrable Shares or, in the case of any blue sky order, discontinue disposition of the Executive's Parity Registrable Shares in the applicable jurisdiction, until advised in writing of the lifting or withdrawal of such order. In the event Company shall give any notice pursuant to this subsection 4(b), Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection 4(a)(2) above) by the number of days during the period from and including the date of the giving of such notice to and including (i) in the case of a notice pursuant to the first sentence of this subsection, the date when Executive shall have received the copies of the supplemented or amended preliminary prospectus or prospectus contemplated by clause (4) of subsection 4(a) above or (ii) in the case of a notice pursuant to the second sentence of this subsection, the lifting or withdrawal of such stop order or blue sky order, as the case may be.

         (c) Not less than eight (8) days before the expected filing date of each registration statement pursuant to this Addendum A, Company shall notify Executive of the information reasonably required from Executive (the "Requested Information") if Executive has timely delivered a Piggyback Registration Request to Company. If Company has not received, on or prior to the fifth (5th) day before the expected filing date, the Requested Information from Executive, Company may file the registration statement without including Executive's Parity Registrable Shares of

Executive. The failure to include in any registration statement Executive's Parity Registrable Shares of Executive (with regard to that registration statement) shall not in and of itself result in any liability on the part of Company to Executive. In addition, Executive shall take all such other acts, deliver such other information and execute and deliver such documents and instruments in connection with the matters referenced herein (including, but not limited to, a custody agreement, power of attorney, lock-up letter and underwriting agreement), as the Company may request.


         SECTION 5. INDEMNIFICATION.

         (a) Indemnification by Company. Company shall indemnify and hold harmless Executive, each Affiliate of Executive and their respective directors, officers, stockholders and partners and each other Person, if any, who controls Executive within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including the costs of investigation and the fees and disbursements of counsel) to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement as originally filed or in any amendment thereof, or in any preliminary, final or summary prospectus, or in any amendment thereof or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by Company of any federal or state law, rule or regulation or common law applicable to Company and relating to action required of or inaction by Company in connection with any such registration, and Company shall reimburse any such indemnified party for any legal or any other expenses reasonably incurred by it in connection with investigating or, subject to subsection 5(c) below, defending any such loss, claim, damage, liability, action or proceeding; however, Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement or in any amendment thereof or in any preliminary, final or summary prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to Company by or on behalf of Executive specifically for use in the registration statement or prospectus (or an amendment thereof or supplement thereto) or (y) results from the fact that Executive sold Parity Registrable Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Company had previously furnished copies hereof to Executive and such final prospectus, as then amended or supplemented, corrected such misstatement or omission.

         (b) Indemnification by Holders. Executive shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection 5(a), including, without limitation, clause (y) of the proviso set forth therein) Company and its directors, officers and controlling persons and each underwriter, dealer manager or similar securities industry professional participating in the distribution of Executive's Parity Registrable Shares and such securities industry professional's respective directors, officers, partners and controlling persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission (i) was made in reliance upon and in conformity with written information furnished to Company by or on behalf of Executive specifically for use in such registration statement or prospectus (or amendment thereof or supplement thereto) or (ii) (solely in the case of an offering in which no underwriter, selling broker, dealer manager or similar industry professional participates) results from the fact that Executive sold Parity Registrable Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Company had previously furnished copies thereof to such Holder and such final prospectus, as then amended or supplemented, corrected such misstatements or omission.

         (c) Notice of Claims, etc. Promptly after receipt by an indemnified party under subsection 5(a) or (b) of notice of any claim or the commencement of any action or proceeding subject to indemnification thereunder, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, promptly notify the indemnifying party in writing of the claim or the commencement of the action or proceeding; provided that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party under subsection 5(a) or (b) or otherwise, except to the extent the indemnifying party shall have been materially prejudiced by such failure to give notice. If any such claim, action or proceeding shall be brought against an indemnified party, and it shall timely notify the indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, action or proceeding, the indemnifying party shall not be liable to the indemnified party under, subsection 5(a) or (b) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; however, such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (1) the indemnifying party has agreed to pay such fees and expenses, (2) the indemnifying party shall have failed to assume the defense of such claim, action or proceeding or has failed to employ counsel reasonably satisfactory to such indemnified party in any such claim, action or proceeding or (3) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are inconsistent or in conflict with those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and any other indemnified parties similarly situated, which firm shall be designated in writing by such indemnified parties. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment.

         (d) Contribution. If the indemnification provided for in subsection 5(a) or (b) is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or, liabilities (or actions or proceedings in respect thereof) or expenses referred to in subsection 5(a) or (b), (i) in such proportion as is appropriate to reflect the relative benefits received by Company on the one hand and Executive on other hand from the sale of the Executive's Parity Registrable Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Company on the one hand and Executive on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by Company on the one hand and Executive on the other hand shall be deemed to be in the same proportion as the total net proceeds from the issuance and sale of such Registrable Shares (before deducting expenses) received by Company bear to the total compensation or profit (before deducting expenses) received or realized by Executive from the resale of such Registrable Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Company or Executive and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Company and Executive agree that it would not be just and equitable if contributions pursuant to this subsection 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection 5(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses referred to in the first sentence of this subsection 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any claim, action or proceeding (which shall be limited as provided in subsection 5(c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection 5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against' an indemnifying party under this subsection 5(d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection 5(c) above has not been given with respect to such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this subsection 5(d) or otherwise, except to the extent the indemnifying party shall have been materially prejudiced by such failure to give notice.


         SECTION 6.  MISCELLANEOUS.

         (a)      Amendments and Waivers.

                  (1) Company's Consent. No waiver, amendment, modification or supplement of any provision of this Addendum A, including this subsection 6(a), that adversely affects Company shall be effective against Company unless it is approved in writing by Company.

                  (2) Executive's Consent. No waiver, amendment, modification or supplement of any provision of this Addendum A, including this subsection 6(a), that adversely affects Executive shall be effective against Executive unless it is approved in writing by Executive.

         (b) Termination. The provisions of this Addendum A shall terminate with respect to a Parity Registrable Share owned by Executive, other than the provisions of Section 5 hereof, which shall survive any such termination, when Executive ceases to own such Parity Registrable Share.

                               [END OF ADDENDUM]